UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 25, 2017
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Northwest Natural Gas Company (the “Company”) was held on May 25, 2017. At the meeting, shareholders voted on the following items:

Proposal 1: The following Class III nominees were elected to serve on the Board of Directors until the 2020 Annual Meeting, or until their successors have been duly qualified and elected:

NOMINEE Class III	FOR	WITHHELD	BROKER NON-VOTES
David H. Anderson	19,923,341	210,821	5,271,938
Martha L. "Stormy" Byorum	19,719,197	414,965	5,271,938
John D. Carter	19,807,393	326,769	5,271,938
C. Scott Gibson	19,786,937	347,225	5,271,938

Proposal 2: Reapproval and amendment of the Long Term Incentive Plan was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,479,082	438,000	217,080	5,271,938

Proposal 3: The non-binding advisory vote on compensation of the Named Executive Officers was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,229,222	649,410	255,530	5,271,938

Proposal 4: The vote on an advisory basis, on the frequency of future votes on executive compensation, was approved for a 1-year frequency.

1-YEAR	2-YEAR	3-YEAR	ABSTAIN	BROKER NON-VOTES
15,680,523	175,613	4,077,072	200,954	5,271,938

Proposal 5: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017 was ratified.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,043,797	237,884	124,419	N/A

Item 8.01 Other Events.

On May 25, 2017, the Company’s Board of Directors approved an extension to the Company’s share repurchase program for our common stock, under which the Company purchases shares on the open market or through privately negotiated transactions. The Company now has Board authorization through May 31, 2018 to repurchase up to an aggregate of 2.8 million shares or up to an aggregate of $100 million. Since the program’s inception in 2000, the Company has repurchased 2.1 million shares of common stock at a total cost of $83.3 million.

Forward-Looking Statements
This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, or future events, and other statements that are other than statements of historical facts.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors," and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the company's most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk," and Part II, Item 1A, "Risk Factors," in the company's quarterly reports filed thereafter.
All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: June 1, 2017	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer & Corporate Secretary